UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

Effective February 11, 2014, BioScrip, Inc. (the “Company”) entered into State Settlement Agreements (collectively, the “State Settlement Agreements”) with the offices of the Attorneys General of thirty-five states (collectively, the “Settling States”) to finalize and memorialize the settlement of all claims that the Settling States had or could bring against the Company under state or federal anti-kickback laws, the False Claims Act, as well as any related state statutes or related common law claims that arise out of the distribution of the Novartis Pharmaceutical Corporation’s product Exjade® (the “Medication”) by the Company’s legacy specialty pharmacy division that was divested in May 2012 (the “Legacy Division”).

With the execution of the State Settlement Agreements and the Federal Agreement (as defined below), the Company expects the Civil Action (as defined below) to be fully resolved.

As previously disclosed, David M. Kester (‘the Relator”) filed a qui tam action in the United States District Court for the Southern District of New York in a case entitled United States of America, et al., ex. Rel Kester v. Novartis Pharmaceuticals Corporation , et al, Civil Action No. 11-CIV-8196 (the “Civil Action”). The Civil Action remained under seal until January 6, 2014. As previously disclosed on January 8, 2014, the Company entered into a separate civil settlement agreement (the “Federal Agreement”) with the U.S. Department of Justice (the “DOJ”) and the Relator to resolve all federal False Claims Act and anti-kickback claims that were or could be brought against the Company in the Civil Action relating to the Legacy Division’s distribution of the Medication. At that time, the Company continued to have its agreement in principle, as disclosed in the Company’s Current Report on Form 8-K furnished on December 16, 2013, with the offices of various State Attorneys General (which were represented by a team appointed by the National Association of Medicaid Fraud Control Units (“NAMFCU”)) to settle civil claims under the False Claims Act and related statutes that could be brought by the individual states arising out of the Legacy Division’s distribution of the Medication.

As a result of the State Settlement Agreements, the Civil Action has been fully resolved as to the Company, and the Company anticipates that all state claims that have been or could be brought against the Company in the Civil Action will be dismissed with prejudice. The State Settlement Agreements expressly recognize and affirmatively provide that, by entering into the State Settlement Agreements, the Company has not made any admission of liability and the Company expressly denies the allegations in the Civil Action.

As previously disclosed, the Federal Settlement did not resolve any claims that could be brought against the Company by the Relator for attorney’s fees and/or costs related to the Civil Action. The Federal Settlement also did not cover any claims that could be made by the NAMFCU for certain investigative and administrative costs and/or attorneys’ fees related to the Civil Action. As a part of the State Settlement Agreements, the Company has also resolved any and all claims that the Settling States or their representatives, including the NAMFCU, could bring for attorney’s fees, investigative fees and/or administrative costs related to the Civil Action. Except for potential claims for certain investigative/administrative costs and attorney’s fees incurred by the DOJ, Relator and the NAMFCU that the Company expects not to exceed $750,000 in the aggregate, the Company does not anticipate any further claims relating to the matters involved in the State Settlement Agreements and Federal Agreement.

As previously disclosed, under the State Settlement Agreements, the Company will pay an aggregate of $3.3 million, plus interest (at an annual rate of 3.25%) to the Settling States in three approximately annual payments between the date of this report and January 2016. The State Settlement Agreements represent a compromise to avoid the costs, distraction and uncertainty of protracted litigation. The Settlement Agreements do not include any admission of wrongdoing, illegal activity, or liability by the Company or its employees, directors, officers or agents. The lenders under the Company’s revolving credit facility and term loan B facility have provided their consent to the Settlement Agreements. As previously disclosed, the Company’s third quarter results included an accrual of an estimated potential loss of $15.0 million in connection with the government’s investigation regarding certain operations of the Legacy Division. Under the State Settlement Agreements and the Federal Agreement, the Company has agreed to pay an aggregate of $15.0 million, plus interest.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Forward-Looking Statements – Safe Harbor

This Current Report on Form 8-K includes statements that may constitute “forward-looking statements” conveying management’s expectations as to the future based on current plans, estimates and projections. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” “potential,” “continue” or comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and, because such statements inherently involve risks and uncertainties, actual results may differ materially from those in the forward-looking statements as a result of various factors. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Important factors that could cause or contribute to such differences include but are not limited to the risks described in the Company’s periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof even though the Company’s situation may change in the future, except as required by law. All of the forward-looking statements herein are qualified by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: February 17, 2014		/s/ Kimberlee C. Seah
	By:	Kimberlee C. Seah
Senior Vice President and General Counsel